FIRST AMENDMENT TO
NOVATED DISTRIBUTION AGREEMENT

This first amendment (“Amendment”) to the novated Distribution Agreement (the “Agreement”) dated as of September 30, 2021, by and among Trust for Professional Managers, Bright Rock Capital Management LLC and Quasar Distributors, LLC (together, the “Parties”) is effective as of June 28, 2026.

WHEREAS, the Parties desire to amend the Agreement to reflect an updated address for the Distributor; and,

WHEREAS, the Parties wish to amend Exhibit A of the Agreement to reflect an updated list of Funds; and,

WHEREAS, Section 11.B of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.All references in the Agreement to the address of the Distributor as Three Canal Plaza, Suite 100, Portland, ME 04101 are hereby deleted in their entirety and replaced by 190 Middle Street, Suite 301, Portland, ME 04101.

3.Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

4.Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

5.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Wisconsin.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

Bright Rock Capital Management LLC        Quasar Distributors, LLC

By:    /s/ Garth O' Leary_______         By:    /s/ Teresa Cowan__________
Name:    Garth O' Leary__________         Name:    Teresa Cowan____________
Title:    CCO__________________         Title:    President________________
Date:    6/25/2026______________            Date:    6.25.26__________________

Trust for Professional Managers

By: /s/ Kelly Strauss_______________
Name: Kelly Strauss_______________
Title: Vice President & Treasurer_____
Date: 6/24/2026___________________

EXHIBIT A

FUND LIST

Bright Rock Mid Cap Fund Institutional Class
Bright Rock Large Cap Fund Institutional Class